Registration No. 333-106308
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                      URBAN TELEVISION NETWORK CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                                              22-2800078
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           2707 S. Cooper St., Ste 119
                               Arlington, TX 76015
                            (817) 303-7449 (Address,
                    including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                    --------

                      URBAN TELEVISION NETWORK CORPORATION
                 2003 Non-Qualified Stock Grant and Option Plan
                            (Full title of the Plan)
                                    --------

                                  Randy Moseley
              Executive Vice President and Chief Financial Officer
                           2707 S. Cooper St., Ste 119
                               Arlington, TX 76015
                                 (817) 303-7449
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    --------

                         CALCULATION OF REGISTRATION FEE

                                         Proposed               Proposed
Title of each class                      maximum                maximum               Amount of
of securities           Amount to be     offering               aggregate             Registration
to be registered        registered(1)    price per share(2)     offering price(2)      fee

Common Stock,           4.800,000        $.0.20                 $960,000.00           $121.64
par value $.0001        shares

(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on August 31, 2004, or $.20 per share.

                        PURPOSE OF REGISTRATION STATEMENT

         This Registration Statement is being filed in accordance with General Instruction E. of Form S-8. Under Registrant's Registration Statement on Form S-8 (No. 333-106308), 2,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), of Urban Television Network Corporation (the "Registrant") were registered for issuance under the Urban Television Network Corporation 2003 Non-Qualified Stock Grant and Option Plan (the "Plan"). In August 2004, the Board of Directors of Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan from 2,000,000 to 6,800,000. This Registration Statement covers the additional 4,800,000 shares of Common Stock that may be issued under the Plan in accordance with the three amendments to the Plan described above.



                                   SIGNATURES

The Registrant
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on August 31, 2004.

                                            URBAN TELEVISION NETWORK CORPORATION


                                            By \S\ Lonnie G. Wright
                                              ---------------------
                                                   Lonnie G. Wright,
                                                   Chief Executive
                                                   Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                       Title                                 Date
----                       -----                                 ----


/S/ Lonnie G. Wright       Director; Chief Executive             August 31, 2004
--------------------       Officer and President;
Lonnie G. Wright           (Principal Executive Officer)


/S/ Randy Moseley          Director; Chief Financial             August 31, 2004
----------------------     Officer and Executive Vice President;
Randy Moseley              (Principal Financial Officer and
                           Principal Accounting Officer)

/S/ Edward Maddox          Director                              August 31, 2004
----------------------
Edward Maddox


/S/ Clayton  Wilkinson     Director                              August 31, 2004
----------------------
Clayton  Wilkinson


/S/ Carl Olivieri          Director                              August 31, 2004
----------------------
Carl Olivieri


/S/ Jacob R. Miles III     Director                              August 31, 2004
----------------------
Jacob R. Miles III


/S/ Marc Pace              Director                              August 31, 2004
----------------------
Marc Pace


/S/ Stanley Woods          Director                              August 31, 2004
----------------------
Stanley Woods

                                 EXHIBITS INDEX




Exhibit
Number            Description
------            -----------

4.1 Urban Television Network Corporation 2003 Non-Qualified Stock Grant and Option Plan (incorporated herein by reference to Registrant's Registration Statement on Form S-8 (Commission File No. 333-106308), Exhibit 10.0).

4.2 Director Consent Approving Amendment to Urban Television Network Corporation 2003 Non-Qualified Stock Grant and Option Plan.

5.1               Opinion of Frederick F. Hoelke

23.1              Consent of Comiskey & Company, P.C.

23.2 Consent of Frederick F. Hoelke (included in Exhibit 5.1 to this Registration Statement).